UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

Janus Investment Fund

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Opening Key Phrase

Thank you for calling the Janus Henderson Proxy Event line. My name is (name); may I have your name please?

[Wait for response and notate the last name]

Thank you, Mr./ Ms. (name), are you calling in reference to a communication that you received regarding the current proxy vote?

[If yes, verify which communication they received]

Yes, that is from our partners at Alliance Advisors informing you of your right to vote on this proxy. How may I help you today?

[If caller wishes to vote]

I can review your options for voting, or connect you with our Proxy partner, Alliance Advisors to vote now if you would like?

[If no]

We are a team dedicated to answering proxy-related questions, however, if you have account specific questions I can transfer you to an account specialist to assist further if you would like?

Asking to Place Caller on a brief hold:

You: “May I place you on a brief hold while I look into that for you?”

If the caller says yes: “Thank you. One moment, please.”

Announce Transfer to Account Specialist

You: “Hello, my name is (state your first name), and I’m calling from the SS&C Flex team and I am transferring a caller. I have Mr./Ms. [Full Name] on the line who needs assistance with [brief reason for transfer].”

Introduce the Account Specialist to the Customer:

You (to the customer): “Hello, Mr./Ms. [Full Name]. I’ve connected you with an account specialist who is already aware of your inquiry and will be able to further assist you from here.”

Closing Key Phrase

Thank you for reaching out regarding this process, are there any other questions about the Proxy Event that I can answer for you at this time?

If you find you have any additional questions Mr./ Mrs. (name), the phone center is open Monday through Friday from 9:00 A.M. to 6:00 P.M. eastern time. Information about the Proxy can be found on our website at www.votejhi.com/mutualfunds.

Janus Henderson appreciates your business and participation in this proxy, thank you for calling and have a nice day.

SCRIPT QUESTION AND ANSWERS – FOR INTERNAL USE ONLY

1.	What is happening?

On December 21, 2025, Janus Henderson entered into an agreement, pursuant to which an investor group, led by Trian and General Catalyst, will take the firm private. Shareholders of the Janus Henderson funds are not being asked to vote on the transaction. Rather, shareholders of each fund are being asked to vote on a proposal to approve a new investment advisory agreement that is being presented to them as a result of the proposed transaction.

Although following the completion of the transaction the business will be run substantially the same, the closing of the transaction constitutes a change of control of Janus Henderson Investors US LLC (the “Adviser”), which under the 1940 Act is deemed to be an “assignment” of the funds’ investment advisory agreements with the Adviser, which will cause the agreements to terminate.

To enable Janus Henderson to continue to serve as your fund’s investment adviser upon the closing of the transaction, as Janus Henderson would be under new “parent” ownership, the Board of Trustees recommends that you vote FOR approval of the new investment advisory agreement between your fund and Janus Henderson Investors.

2.	Who can sign the proxy cards?

The following are general rules for signing proxy cards:

•	Individual Account: Sign name exactly as it appears in the registration on the proxy card.

•	Joint Account: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

•	All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

3.	How will I, as a fund shareholder, be affected by the transaction?

As a result of the transaction, your fund investment will not change. You will still own the same fund shares and the underlying value of those shares is not expected to change as result of the transaction. Your fund will continue to be managed by the same investment team and in accordance with the existing investment objectives and policies. There will be no change to the advisory fee rate as a result of the transaction. The terms of the new advisory agreements for funds are substantially identical to those of their current advisory agreements.

PROPOSAL TO APPROVE NEW INVESTMENT ADVISORY AGREEMENTS

4.	Why am I being asked to approve a new investment advisory agreement between my fund and Janus Henderson Investors?

Janus Henderson Investors currently serves as your fund’s investment adviser. The closing of the transaction is considered an “assignment” of the current investment advisory agreement with your fund. As is industry standard based on SEC rules, the terms of the current investment advisory agreement state that an assignment of such agreement causes the agreement to automatically terminate.

To enable Janus Henderson to continue to serve as your fund’s investment adviser upon the closing of the transaction, we must request shareholder approval of a new investment advisory agreement between Janus Henderson Investors and your fund. The Board recommends that shareholders vote FOR approval of the new investment advisory agreement for each fund.

5.	Will the transaction result in any important differences between the new investment advisory agreement compared to the current investment advisory agreement for my fund?

No. The terms of your fund’s new investment advisory agreement with the Adviser are substantially identical to the current investment advisory agreement. There will be no change in the contractual advisory fee rate your fund pays or the investment advisory services it receives as a result of the transaction.

6.	What will happen if shareholders of my fund do not approve the new investment advisory agreement before the closing of the transaction?

Subject to 1940 Act restrictions, if your fund does not receive the required shareholder approval, Janus Henderson may continue to manage your fund under an interim investment advisory agreement for the earlier of 150 days after the completion of the transaction or until shareholders approve the new investment advisory agreement. The Board urges you to vote without delay.

MUTUAL FUND SHAREHOLDERS ONLY: PROPOSAL TO ELECT TRUSTEES

7.	Who are the nominees to be elected Trustees for the mutual funds?

You are being asked to elect eight Trustees to serve on the Board: Cheryl D. Alston, Alan A. Brown, Raudline Etienne, Darrell B. Jackson, Dominic Janssens, William F. McCalpin, Gary A Poliner, and Gwen L. Shaneyfelt. All nominees, other than Gwen L. Shaneyfelt, are currently Trustees of the Trust and have served in that capacity since originally elected or appointed. Ms. Shaneyfelt was unanimously approved by the Board to stand for election, upon a recommendation from the Trust’s Nominating and Governance Committee. Each of the current Trustees and Ms. Shaneyfelt are considered “independent,” meaning that the Trustees and nominees are not affiliated with Janus Henderson Investors US LLC (“Janus Henderson Investors”), the funds’ adviser, or its related entities (an “Independent Trustee”).

8.	Why am I being asked to elect Trustees?

You are being asked to elect Ms. Shaneyfelt and each currently serving Trustee as Independent Trustees to (1) return the Board to its normal size of eight trustees and (2) provide the Board with flexibility going forward to appoint Trustees to fill vacancies as needed without the time and expense of unnecessary proxy solicitations.

9.	Is the election of the Trustees related to the transaction?

No, the election of the Trustees is not related to the transaction.

VOTING PROCEDURES

10.	Who is eligible to vote?

Shareholders who owned shares of a fund at the close of business on Thursday, February 12, 2026 (the “Record Date”) are eligible to vote. Those shareholders are entitled to one vote for each whole dollar (and a proportionate fractional vote for each fractional dollar) of net asset value owned on all matters presented at the Meeting regarding their fund.

11.	How can I attend the meeting?

The Special Meeting of Shareholders will be held on Monday, May 18, 2026, in a virtual meeting format, which will be conducted via live webcast. You may attend the Special Meeting of Shareholders online, vote your shares electronically and submit questions by visiting https://web.viewproxy.com/janushendersonjifjas/2026.

12.	How do I vote my shares?

You can vote in any one of five ways:

•	By internet through the website listed in the proxy voting instructions;

•	By telephone by calling the toll-free number listed on your proxy card(s) and following the recorded instructions;

•	By mail by sending the enclosed proxy card(s) (signed and dated) in the enclosed envelope;

•	By voting at the virtual Meeting on Monday, May 18, 2026; or

•	By live agent by calling the fund’s solicitor, Alliance Advisors toll-free at

•	US Mutual Funds (JIF): 1-855-206-2338

•	US ETFs (DST): 1-855-206-2309

13.	If I send my vote in now as requested, can I change it later?

Yes. You may revoke your proxy vote at any time before it is voted at the Meeting by: (i) delivering a written revocation to the Secretary of the Trust at 151 Detroit Street, Denver, Colorado 80206;

(ii) submitting a subsequently executed proxy vote; or (iii) attending the Meeting virtually and voting online. Even if you plan to attend the Meeting, we ask that you return your proxy. This will help us ensure that an adequate number of shares are present at the Meeting for consideration of the proposals.

14.	What is the required vote to approve the proposal(s)?

Approval of the proposal to approve your fund’s new investment advisory agreement requires the vote of a “majority of the outstanding voting securities” of your fund as defined under the 1940 Act (“1940 Act Majority”). A 1940 Act Majority means the vote of the lesser of (i) 67% of the fund entitled to vote present, if the holders of more than 50% of such outstanding shares are present; or (ii) more than 50% of such outstanding shares of the fund entitled to vote.

Shareholders of each fund will vote separately on the new investment advisory agreements relating to their fund. An unfavorable vote on any proposal by the shareholders of one fund will not affect another fund if the proposal is approved by the shareholders of that fund. However, the new investment advisory agreements will only take effect upon the closing of the transaction, which is conditioned upon, among other things, obtaining the approval of new investment advisory agreements by Janus Henderson’s advisory clients representing a specified percentage of Janus Henderson’s assets under management.

For Mutual Fund Shareholders Only: For the Proposal to Elect Trustees, the Trustee elections will be determined by a plurality vote (the greatest number of votes) of the shares of all funds. A quorum of shareholders is required to take action at the Meeting. The presence of 30% of shares outstanding and entitled to vote at the Meeting constitutes a quorum.

15.	What happens if the transaction does not close?

The new investment advisory agreement between Janus Henderson Investors and your fund is contingent upon the closing of the transaction and, if approved, will only take effect if the transaction closes.

16.	What information does Alliance, the proxy solicitor, have access to:

Alliance will only have access to the following shareholder data (for direct and beneficial “NOBO” holders):

•	Full Name

•	Full Address

•	Phone Number (landline, mobile, VoIP)

•	Email Address

•	Fund(s) Invested In

•	Voted or Unvoted

•	Number of Shares

17.	Where can I point clients if they have questions about the proxy statement?

Clients can call Alliance Advisors, the proxy solicitor engaged by the funds, toll-free at:

•	US Mutual Funds (JIF): 1-855-206-2338

•	US ETFs (DST): 1-855-206-2309

Clients can also visit:

•	US Mutual Funds (JIF): www.votejhi.com/mutualfunds

•	US ETFs (DST): www.votejhi.com/ETFs

18.	Will I receive a printed copy of the Proxy materials?

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy statement and proxy card unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy statement, and vote your proxy, on the Internet.

Additional Info:

Registration/Signature Example:

Registration	Valid Signature
Corporate Account
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Trust Account
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Account
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

19. Who is Alliance Advisors, and how did they get my personal information?

Alliance Advisors is an independent, industry-leading proxy solicitor and has been engaged by Janus Henderson to contact shareholders to help them understand the proposals for the upcoming joint special meeting and to assist shareholders in casting their votes.

Alliance Advisors does not sell or share shareholder contact information. All data is securely discarded once it is no longer needed, except for information required to record and process votes. If you would prefer not to be contacted by Alliance Advisors by phone or text, please let us know and we can add you to the do not contact list.

Script if Shareholders are Upset that a Family Member was Contacted

Thank you for calling and letting us know. I understand why that would be upsetting, and I’m sorry for the inconvenience this caused.

For proxy matters, Alliance Advisors receive shareholder contact information to communicate important voting information. The goal is always to reach the shareholder directly. This outreach is only related to the proxy vote. Alliance Advisors does not sell or share shareholder contact information.

I apologize for the disruption, and I appreciate you bringing it to our attention. I can make sure we note that you should be contacted directly and that no further calls are made to family members. If you would prefer not to be contacted by Alliance Advisors by phone or text, please let us know and we can add you and your family members to the do not contact list.

Suggested IVR FAQ’s

Q: What is happening?

A: On December 21, 2025, Janus Henderson Group plc (“Janus Henderson”), Jupiter Company Limited, a company incorporated in Jersey (“Parent”), and Jupiter Merger Sub Limited, a company incorporated in Jersey and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”), pursuant to which, in accordance with the Companies (Jersey) Law 1991 (as amended from time to time), Parent will acquire Janus Henderson by Merger Sub merging with and into Janus Henderson, with Janus Henderson continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Transaction”). Janus Henderson is the parent company of Janus Henderson Investors US LLC (“Janus Henderson Investors” or the “Adviser”).

Q: How does the Board of Trustees of the Trust suggest I vote with respect to each proposal?

A: After careful consideration, the Board of Trustees of the Trust unanimously recommends that you vote “FOR” each proposal. Please see the section of the Proxy Statement for a discussion of the Board’s considerations in making such recommendations.

Q: Who is eligible to vote?

A: Shareholders who owned shares of a Fund and other series of the Trust at the close of business on Thursday, February 12, 2026 (the “Record Date”) will be entitled to be present and vote at the Meeting. Those shareholders are entitled to one vote for each whole dollar (and a proportionate fractional vote for each fractional dollar) of net asset value owned on all matters presented at the Meeting regarding their Fund.

Q: How do I vote my shares?

A: You can vote in any one of five ways:

•	By Internet through the website listed in the proxy voting instructions;

•	By telephone by calling the toll-free number listed on your proxy card(s) and following the recorded instructions;

•	By mail by sending the enclosed proxy card(s) (signed and dated) in the enclosed envelope;

•	By voting at the virtual Meeting on Monday, May 18, 2026; or

•	By live agent by calling the fund’s solicitor, Alliance Advisors, LLC (“Alliance Advisors”) toll-free at 1 855-206-2338.

Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote. It is important that shareholders respond to ensure that there is a quorum for the Meeting. If we do not receive your response within a few weeks, you may be contacted by Alliance Advisors, the proxy solicitor engaged by the Funds, who will remind you to vote your shares and help you return your proxy. If we do not receive sufficient votes to approve the proposals by the date of the Meeting, we may adjourn the Meeting to a later date so that we can continue to seek additional votes.

Q: If I send my vote in now as requested, can I change it later?

A: Yes. You may revoke your proxy vote at any time before it is voted at the Meeting by: (i) delivering a written revocation to the Secretary of the Trust at 151 Detroit Street, Denver, Colorado 80206; (ii) submitting a subsequently executed proxy vote; or (iii) attending the Meeting virtually and voting online. Even if you plan to attend the Meeting, we ask that you return your proxy. This will help us ensure that an adequate number of shares are present at the Meeting for consideration of the proposals.

Janus Henderson Group plc posted the following materials in certain of its offices.

Forward Looking Statements

References to the “Funds” herein refer to the U.S. registered investment companies managed by Janus Henderson Investors U.S. LLC and references herein to “Janus Henderson” refer to Janus Henderson Group plc and its affiliates. Certain statements in this communication not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those discussed. These include statements as to Janus Henderson’s and the Funds’ future expectations, beliefs, plans, strategies, objectives, events, conditions, financial performance, prospects or future events, including with respect to the timing and anticipated benefits of pending and recently completed transactions and strategic partnerships, and expectations regarding opportunities that align with our strategy. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by, as applicable, Janus Henderson and the Funds and their respective management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. Neither Janus Henderson nor the Funds undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions and factors that could cause Janus Henderson’s or the Funds’ future results to differ materially from those expressed by the forward-looking statements included in this communication include, but are not limited to, the impact of any alternative proposal, Janus Henderson’s and the Funds’ ability to obtain the applicable regulatory, shareholder and other approvals required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction would not occur, the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability, unanticipated difficulties or expenditures relating to the proposed transaction, including the impact of the transaction on Janus Henderson’s or the Funds’ business, that the proposed transaction generally may involve unexpected costs, liabilities or delays, that the business of Janus Henderson or the Funds may suffer as a result of uncertainty surrounding the proposed transaction or the identity of the purchaser, that Janus Henderson or the Funds may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in the Funds or certain other of Janus Henderson’s funds, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, changes in interest rates and inflation, changes in trade policies (including the imposition of new or increased tariffs), volatility or disruption in financial markets, Janus Henderson’s investment performance as compared to third-party benchmarks or competitive products, redemptions, and other risks, uncertainties, assumptions, and, with respect to Janus Henderson, factors discussed in Janus Henderson’s Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings or furnishings made by Janus Henderson with the SEC from time to time and, in respect of the Funds, factors discussed in each Funds’ current prospectus.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Janus Henderson filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) on March 11, 2026, which was first mailed to Janus Henderson’s shareholders on or about March 12, 2026 and the Funds filed definitive proxy statements with the SEC on March 2, 2026, which will be sent or provided to Fund shareholders. Janus Henderson and affiliates of Janus Henderson jointly filed a transaction statement on Schedule 13E-3 on March 11, 2026. Janus Henderson and the Funds may also file other documents with the SEC regarding the proposed transaction, including amendments to the proxy statement or Schedule 13E-3. This communication is not a substitute for any proxy statement, the Schedule 13E-3 or any other document that may be filed by Janus Henderson or the Funds with the SEC. INVESTORS AND SECURITY HOLDERS OF JANUS HENDERSON AND THE FUNDS ARE URGED TO READ THE APPLICABLE PROXY STATEMENT, THE SCHEDULE 13E-3 (AS APPLICABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain the proxy statement and the Schedule 13E-3 (in each case, when available) and other documents that are filed with the SEC by Janus Henderson and the Funds free of charge from the SEC’s website at https://www.sec.gov or, with respect to Janus Henderson, through the investor relations section of Janus Henderson’s website at https://ir.janushenderson.com.